News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	February 21, 2017
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended December 31, 2016 and Increases Quarterly Common Dividend by 13.3% to $0.85 Per Share

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the quarter ended December 31, 2016.

Net income allocable to common shareholders was $12.9 million, or $0.47 per share, for the three months ended December 31, 2016, a decrease of $2.0 million, or 13.4%, from $14.9 million, or $0.55 per share, for the three months ended December 31, 2015.  Net income allocable to common shareholders was $62.9 million, or $2.31 per share, for the year ended December 31, 2016, a decrease of $5.4 million, or 7.9%, from $68.3 million, or $2.52 per share, for the year ended December 31, 2015.  The three month decrease  was mainly due to non-cash distributions recorded for the preferred equity redeemed in January, 2017, while the full year decrease was due to the gain on sale of real estate facilities recognized in 2015.  The three month and full year decreases were partially offset by an increase in overall net operating income (“NOI”).

Funds from operations (“FFO”) were $41.1 million, or $1.18 per share, for the three months ended December 31, 2016, a decrease of $4.0 million from the three months ended December 31, 2015 of $45.1 million, or $1.31 per share.  For the year ended December 31, 2016, FFO was $179.9 million, or $5.17 per share, an increase of $15.7 million from the year ended December 31, 2015 of $164.2 million, or $4.76 per share.    The three month decrease was due to non-cash distributions recorded for the redemption of preferred equity in January, 2017, offset by reduced interest expense resulting from the repayment of the $250.0 million mortgage note on June 1, 2016. The full year increase in FFO was mainly due to an increase in NOI and decreased interest expense partially offset by an increase in non-cash distributions.

Management believes FFO, as adjusted, provides useful information to the investment community by adjusting FFO for certain items so as to provide more meaningful period-to-period comparisons of our operating performance. Therefore, the Company excluded the non-cash distributions recorded for the redemption of preferred equity in January, 2017, a lease buyout payment of $528,000, acquisition transaction costs and a net non-cash stock compensation charge of $2.0 million for the three months and year ended December 31, 2016 and 2015 in order to compute FFO, as adjusted.

FFO, as adjusted, was $48.4 million, or $1.39 per share, for the three months ended December 31, 2016, an increase of $3.3 million from the three months ended December 31, 2015 of $45.1 million, or $1.31 per share, as adjusted.  For the year ended December 31, 2016,  FFO, as adjusted, was $189.0 million, or $5.44 per share, an increase of $22.3 million from the year ended December 31, 2015 of $166.7 million, or $4.83 per share, as adjusted.

The following table reconciles FFO per share, as reported, to FFO per share, as adjusted, for the three months and years ended December 31, 2016 and 2015:

	For the Three Months			For the Years
	Ended December 31,			Ended December 31,
	2016	2015	Change	2016	2015	Change
FFO per share, as reported	$1.18	$1.31	(9.9%)	$5.17	$4.76	8.6%
Acquisition transaction costs	—	—		0.01	—
Non-cash distributions related to
redemption of preferred equity	0.21	—		0.21	0.07
Lease buyout payment	—	—		(0.01)	—
Long-Term Equity Incentive Plan ("LTEIP")
modification due to a change in senior management	—	—		0.06	—
FFO per share, as adjusted	$1.39	$1.31	6.1%	$5.44	$4.83	12.6%

Same Park NOI increased $1.5 million, or 2.4%, for the three months ended December 31, 2016 and $12.4 million, or 5.0%, for the year ended December 31, 2016 compared to the same periods in 2015.  The increases in Same Park NOI were driven by improving occupancy and rental rates as adjusted rental income increased $2.9 million, or 3.1%, from $92.0 million for the three months ended December 31, 2015 to $94.9 million for the three months ended December 31, 2016 and $14.5 million, or 4.0%,  from $361.5 million for the year ended December 31, 2015 to $376.0 million for the year ended December 31, 2016. The full year adjusted rental income and NOI noted above exclude the $528,000 lease buyout payment.

Non-Same Park NOI increased $77,000, or 7.4%, for the three months ended December 31, 2016 and $1.5 million, or 47.3%, for the year ended December 31, 2016 compared to the same periods in 2015 as a result of an increase in occupancy related to 2014 acquisitions.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”). The Same Park portfolio includes all operating properties acquired prior to January 1, 2014. Operating properties acquired subsequently are referred to as “Non-Same Park.” For the three months and years ended December 31, 2016 and 2015, the Same Park facilities constitute 27.2 million rentable square feet, representing 96.8% of the 28.1 million square feet in the Company’s total portfolio as of December 31, 2016.

The following table presents the operating results of the Company’s properties for the three months and years ended December 31, 2016 and 2015 in addition to other income and expense items affecting net income (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For the Years
	Ended December 31,			Ended December 31,
	2016	2015	Change	2016	2015	Change
Adjusted rental income:
Same Park (27.2 million rentable square feet)	$94,889	$92,037	3.1%	$376,023	$361,510	4.0%
Non-Same Park (904,000 rentable square feet)	1,951	1,599	22.0%	7,034	5,284	33.1%
Total adjusted rental income (1)	96,840	93,636	3.4%	383,057	366,794	4.4%
Adjusted cost of operations:
Same Park	28,853	27,544	4.8%	116,803	114,675	1.9%
Non-Same Park	833	558	49.3%	2,397	2,135	12.3%
Total adjusted cost of operations (2)	29,686	28,102	5.6%	119,200	116,810	2.0%
Net operating income (3):
Same Park	66,036	64,493	2.4%	259,220	246,835	5.0%
Non-Same Park	1,118	1,041	7.4%	4,637	3,149	47.3%
Total net operating income	67,154	65,534	2.5%	263,857	249,984	5.5%
Other:
NOI from assets sold or held for development (1)(2)	468	718	(34.8%)	2,381	4,397	(45.8%)
LTEIP amortization:
Cost of operations	(691)	(675)	2.4%	(3,003)	(2,470)	21.6%
General and administrative	(954)	(1,383)	(31.0%)	(6,758)	(5,766)	17.2%
Lease buyout payment (4)	—	—	0.0%	528	—	100.0%
Facility management fees	129	130	(0.8%)	518	540	(4.1%)
Other income and expense	7	(3,117)	(100.2%)	(4,949)	(12,740)	(61.2%)
Depreciation and amortization	(24,600)	(26,151)	(5.9%)	(99,486)	(105,394)	(5.6%)
Adjusted general and administrative (5)	(1,926)	(2,027)	(5.0%)	(8,104)	(7,816)	3.7%
Gain on sale of real estate facilities	—	—	0.0%	—	28,235	(100.0%)
Net income	$39,587	$33,029	19.9%	$144,984	$148,970	(2.7%)
Same Park gross margin (6)	69.6%	70.1%	(0.7%)	68.9%	68.3%	0.9%
Same Park weighted average occupancy	94.7%	94.1%	0.6%	94.1%	93.1%	1.1%
Non-Same Park weighted average occupancy	76.9%	97.1%	(20.8%)	89.8%	80.8%	11.1%
Same Park annualized realized rent per square foot (7)	$14.75	$14.39	2.5%	$14.71	$14.29	2.9%

(1)Adjusted rental income excludes a material lease buyout payment of $528,000 recorded during the third quarter of 2016 and rental income from assets sold or held for development of $759,000 and $914,000 for the three months ended December 31, 2016 and 2015, respectively, and $3.3 million and $6.3 million for the years ended December 31, 2016 and 2015, respectively.

(2) Adjusted cost of operations excludes LTEIP amortization of $691,000 and $675,000 for the three months ended December 31, 2016 and 2015, respectively, and $3.0 million and $2.5 million for the years ended December 31, 2016 and 2015, respectively, as well as cost of operations from assets sold or held for development of $291,000 and $196,000 for the three months ended December 31, 2016 and 2015, respectively, and $905,000 and $1.9 million for the years ended December 31, 2016 and 2015, respectively.

(3)NOI, a non-GAAP measure, is often used by investors to determine the performance and value of commercial real estate. Management believes that Same Park NOI, also a non-GAAP measure, provides investors a useful measure for comparing the performance of the Company’s commercial real estate portfolio across reporting periods. The Company’s calculation of NOI and Same Park NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles.

(4)Represents a lease buyout payment recorded in 2016 associated with a 58,000 square foot lease in Tysons, Virginia, which was terminated pursuant to an option as of the beginning of the third quarter of 2016.

(5)Adjusted general and administrative expenses exclude LTEIP amortization of $954,000 and $1.4 million for the three months ended December 31, 2016 and 2015, respectively, and $6.8 million and $5.8 million for the years ended December 31, 2016 and 2015, respectively.

(6)Computed by dividing Same Park NOI by Same Park adjusted rental income.

(7)Represents the annualized Same Park adjusted rental income earned per occupied square foot.

Preferred Stock Redemption

On January 18, 2017, the Company redeemed $230.0 million, or 9,200,000 depositary shares, each representing 1/1,000 of a share of the 6.45% Cumulative Preferred Stock, Series S.  In connection with the redemption, the Company reported non-cash distributions of $7.3 million, representing the original issuance costs, as a reduction of net income allocable to common shareholders and unit holders for the three months and year ended December 31, 2016.

Land and Building Held for Development

As of November 1, 2016, the Company transferred a 123,000 square foot building located in Tysons, Virginia, to land and building held for development as the Company is pursuing entitlements to develop a multi-family complex on this site.  The scope and timing of any future development will be subject to a variety of approvals and contingencies.  Prior to the transfer, the building was occupied by a single user.  The net operating income associated with the prior tenant of $468,000 and $718,000 for the three months ended December 31, 2016 and 2015, respectively, and $2.4 million and $2.9 million for the years ended December 31, 2016 and 2015, respectively, is reflected in NOI from assets sold or held for development in the table above.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the three months ended December 31, 2016:

Ratio of Earnings to fixed charges (1)	243.7x

Ratio of FFO to fixed charges (1)	394.6x

Ratio of Earnings to combined fixed charges and preferred distributions (1)	1.7x

Ratio of FFO to combined fixed charges and preferred distributions (1)	4.0x

Debt and preferred equity to total market capitalization (based on
common stock price of $116.52 at December 31, 2016)	21.7%

Available balance under the $250.0 million unsecured credit facility at December 31, 2016	$250.0 million

(1)Fixed charges include interest expense and capitalized interest totaling  $163,000.

Distributions Declared

On February 21, 2017, the Board of Directors declared a quarterly dividend of $0.85 per common share, an increase of 13.3%, from $0.75 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable on March 30, 2017 to  shareholders of record on March 15, 2017.

Series	Dividend Rate	Dividend Declared

Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250
Series W	5.200%	$0.325000

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2016,  the Company wholly owned 28.1 million rentable square feet with approximately 4,900 customers in six states.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday,  February 22, 2017, at 10:00 a.m. PST (1:00 p.m. EST) to discuss the fourth quarter results. The toll free number is (888) 299-3246; the conference ID is 60639684. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through March 1, 2017 at (855) 859‑2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS

Cash and cash equivalents	$128,629	$188,912

Real estate facilities, at cost:
Land	789,531	793,569
Buildings and improvements	2,226,881	2,215,515
	3,016,412	3,009,084
Accumulated depreciation	(1,159,808)	(1,082,603)
	1,856,604	1,926,481
Land and building held for development	27,028	6,081
	1,883,632	1,932,562
Investment in and advances to unconsolidated joint venture	67,190	26,736
Rent receivable, net	1,945	2,234
Deferred rent receivable, net	29,770	28,327
Other assets	8,205	7,887

Total assets	$2,119,371	$2,186,658

LIABILITIES AND EQUITY

Accrued and other liabilities	$78,657	$76,059
Preferred stock called for redemption	230,000	—
Mortgage note payable	—	250,000
Total liabilities	308,657	326,059

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
35,190 and 36,800 shares issued and outstanding at
December 31, 2016 and 2015, respectively	879,750	920,000
Common stock, $0.01 par value, 100,000,000 shares authorized,
27,138,138 and 27,034,073 shares issued and outstanding at
December 31, 2016 and 2015, respectively	271	269
Paid-in capital	733,671	722,009
Cumulative net income	1,502,643	1,375,421
Cumulative distributions	(1,503,076)	(1,357,203)
Total PS Business Parks, Inc.’s shareholders’ equity	1,613,259	1,660,496

Noncontrolling interests:
Common units	197,455	200,103
Total noncontrolling interests	197,455	200,103
Total equity	1,810,714	1,860,599

Total liabilities and equity	$2,119,371	$2,186,658

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Revenues:
Rental income	$97,599	$94,550	$386,871	$373,135
Facility management fees	129	130	518	540
Total operating revenues	97,728	94,680	387,389	373,675
Expenses:
Cost of operations	30,668	28,973	123,108	121,224
Depreciation and amortization	24,600	26,151	99,486	105,394
General and administrative	2,880	3,410	14,862	13,582
Total operating expenses	58,148	58,534	237,456	240,200
Other income and (expense):
Interest and other income	164	184	715	590
Interest and other expense	(157)	(3,301)	(5,664)	(13,330)
Total other income and (expense)	7	(3,117)	(4,949)	(12,740)

Gain on sale of real estate facilities	—	—	—	28,235

Net income	$39,587	$33,029	$144,984	$148,970

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests—common units	$3,461	$4,029	$16,955	$18,495
Total net income allocable to noncontrolling interests	3,461	4,029	16,955	18,495
Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	23,090	14,032	64,588	61,885
Restricted stock unit holders	182	62	569	299
Common shareholders	12,854	14,906	62,872	68,291
Total net income allocable to PS Business Parks, Inc.	36,126	29,000	128,029	130,475
	$39,587	$33,029	$144,984	$148,970

Net income per common share:
Basic	$0.47	$0.55	$2.32	$2.53
Diluted	$0.47	$0.55	$2.31	$2.52

Weighted average common shares outstanding:
Basic	27,128	27,022	27,089	26,973
Diluted	27,213	27,096	27,179	27,051

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Computation of Diluted Funds From Operations (1):

Net income allocable to common shareholders	$12,854	$14,906	$62,872	$68,291
Adjustments:
Gain on sale of real estate facilities	—	—	—	(28,235)
Depreciation and amortization	24,600	26,151	99,486	105,394
Net income allocable to noncontrolling
interests—common units	3,461	4,029	16,955	18,495
Net income allocable to restricted stock unit holders	182	62	569	299
FFO allocable to common and dilutive shares	41,097	45,148	179,882	164,244
Lease buyout payment	—	—	(528)	—
Acquisition transaction costs	—	—	328	—
Non-cash distributions related to redemption of preferred equity	7,312	—	7,312	2,487
LTEIP modification due to a change in senior management	—	—	2,018	—
FFO allocable to common and dilutive shares, as adjusted	$48,409	$45,148	$189,012	$166,731

Weighted average common shares outstanding	27,128	27,022	27,089	26,973
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	322	165	290	130
Weighted average common share equivalents outstanding	85	74	90	78
Total common and dilutive shares	34,840	34,566	34,774	34,486

Net income per common share—diluted	$0.47	$0.55	$2.31	$2.52
Depreciation and amortization (2)	0.71	0.76	2.86	3.06
Gain on sale of real estate facilities (2)	—	—	—	(0.82)
FFO per common and dilutive share (2)	1.18	1.31	5.17	4.76
Lease buyout payment	—	—	(0.01)	—
Acquisition transaction costs	—	—	0.01	—
Non-cash distributions related to redemption of preferred equity	0.21	—	0.21	0.07
LTEIP modification due to a change in senior management	—	—	0.06	—
FFO per common and dilutive share, as adjusted (2)	$1.39	$1.31	$5.44	$4.83

Computation of Funds Available for Distribution ("FAD") (3):

FFO allocable to common and dilutive shares	$41,097	$45,148	$179,882	$164,244
Adjustments:
Recurring capital improvements	(3,052)	(1,148)	(8,336)	(8,136)
Tenant improvements	(2,977)	(4,211)	(16,086)	(22,705)
Lease commissions	(1,476)	(2,408)	(6,530)	(9,005)
Straight-line rent	(82)	(356)	(1,746)	(3,065)
Non-cash stock compensation expense	334	238	1,151	1,009
Long-term equity incentive amortization	1,645	2,058	9,761	8,236
In-place lease adjustment	(83)	(247)	(520)	(1,251)
Tenant improvement reimbursements, net of lease incentives	(414)	(443)	(1,667)	(1,861)
Capitalized interest	(31)	(346)	(885)	(1,159)
Non-cash distributions related to the redemption of
preferred equity	7,312	—	7,312	2,487
FAD	$42,273	$38,285	$162,336	$128,794

Distributions to common and dilutive shares	$26,014	$20,671	$103,770	$75,698

Distribution payout ratio	61.5%	54.0%	63.9%	58.8%

(1)FFO is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization,  gains or losses on asset dispositions, net income allocable to noncontrolling interests—common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. FFO and FFO, as adjusted, are non-GAAP financial measures and should be analyzed in conjunction with net income. However, FFO and FFO, as adjusted, should not be viewed as substitutes for net income as a measure of operating performance or liquidity as they do not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and/or

FFO, as adjusted and, accordingly, the Company’s FFO and FFO, as adjusted, may not be comparable to other real estate companies’ FFO or adjusted FFO.

(2)Per share amounts are computed using additional dilutive shares related to noncontrolling interests and restricted stock units.

(3)FAD is a non-GAAP financial measure that is computed by adjusting FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption of preferred equity.  Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT.  FAD does not represent net income or cash flow from operations as defined by GAAP.